UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2009

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661

(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2009, Capital Growth Systems, Inc. (“CGSI”), Global Capacity Group, Inc. (“GCG”) and Global Capacity Direct, LLC (f/k/a Vanco Direct USA, LLC) (“Vanco” and together with CGSI and GCG, the “Sellers”) entered into an asset purchase agreement for the assignment of certain off network circuit contracts (the “APA”) with Global Telecom & Technology Americas, Inc. (the “Buyer”). Pursuant to the APA, the Sellers agreed to assign and otherwise transfer to the Buyer (the “Assignment”): (a) certain service level agreements (the “Customer Contracts”) between GCG or Vanco and certain customers (the “Customers”) under which GCG or Vanco agreed to provide such Customers with point-to-point circuits for the transmission of data (the “Circuits”); (b) all rights under such Customer Contracts; (c) copies of all books and records in the Sellers’ possession relating the Customer Contracts; and (d) any deposits previously provided to the Sellers by any of the Customers with respect to the Customer Contracts ((a), (b), (c) and (d) together comprise the “Purchased Assets”). The Customer Contracts represent an aggregate of approximately $2,153,000 of monthly recurring revenue and approximately $535,000 of monthly recurring margin. None of the subject Customer Circuits comprises any of the Company’s core business known as “One Market Place.”

In exchange for the Purchased Assets, the Buyer agreed to pay Sellers an aggregate purchase price of $8,000,000 (the “Purchase Price”), provided that all of such Customer Contracts (and the corresponding underlying contracts for the supply of the circuits) are duly assigned, with the purchase price to be reduced on a ratable basis (based on the percentage of aggregate gross margin allocable to all the Customer Contracts) with respect to any Customer Contracts that are not assigned. The APA also provides Sellers the right to substitute in additional Customer Contracts that are generated through the Closing Date (defined below) to the extent that the currently scheduled Customer Contracts are generated prior to the outside date for closing of the APA (which is March 31, 2010). As of the date of the APA, the scheduled Customer Contracts presently represent approximately $7,844,000 of purchase price amount according to the gross margin formula utilized by Sellers and the Buyer. The APA calls for an “Initial Closing” on such date as not less than 75% of the Customer Contracts are ready for assignment, subject to satisfaction of additional closing conditions set forth below. The APA contemplates that, to the extent that not all of the Customer Contracts are assigned at the Initial Closing, additional closings can be held until the outside date, as additional consents are provided and/or additional Customer Contracts are added (each such closing and the Initial Closing being a “Closing” and the date thereof being a “Closing Date”). The Buyer is entitled to a credit against the purchase price payments for the amount of any payments applied to satisfy pre-closing liabilities of Sellers to the Suppliers of the circuits, and to the extent of any deposit liabilities of Sellers assumed by the Buyer with respect to deposits funded on Customer Contracts. The APA provides that all revenues and liabilities associated with each Customer Contract (and corresponding Supplier Contract) up to the Closing Date for the assignment of that Customer Contract shall inure to the Sellers and following the Closing, to the Buyer.

The Assignment of the Purchased Assets is conditioned upon the Buyer’s receipt of:

(a) written consent from the Customers to the Assignment of their individual Customer Contracts (or, if no consent is required for the Assignment of such Customer Contract under the terms and conditions thereof, then such Customer must have been provided with written notice prior to the Assignment);

(b) an agreement from each of the providers of telecommunications connectivity to the applicable Circuits (each such entity being a “Supplier” and each point of connection with a Circuit provided by the Supplier being a “Circuit Leg”) providing that:

(i) either:

(x) there are no outstanding costs, fees, taxes, or other obligations under the applicable master service agreement which one or more of the Sellers entered into with a Supplier with respect to each of the Circuit Legs (the “Supplier Contract” or the “Circuit Supplier Obligations”), or

(y) in the event there are Circuit Supplier Obligations, a statement of the amount thereof (as detailed above, such amount shall be credited against the Purchase Price for the Assignment of the Customer Contract corresponding to such Circuit Supplier Obligation);

(ii) the applicable Supplier provides the Circuit Legs covered by the Supplier Contract to the Buyer under the Buyer’s existing contract with such Supplier (or, in the event no Supplier Contract presently exists with the Buyer, a new contract to be entered into between the Supplier and the Buyer or by acceptance by the Supplier of terms and conditions for the provision of the Circuit Legs) for at least the remaining term thereof on terms no more costly per month than prior to the Assignment (unless the Buyer, in its sole discretion, accepts other terms);

(c) receipt of the regulatory approval necessary from the Federal Communications Commission (“FCC”) for the assignment of each Circuit to the Buyer under the APA (the “FCC Approval”); and

(d) waiver of liens with respect to any secured creditors of Sellers holding liens against the Customer Contracts (one of the additional conditions in the APA is that there be at least $4,000,000 of net cash at the Initial Closing, which is the minimum amount expected as necessary to procure a release of lien from the Sellers’ current senior secured lender, and that aggregate transaction costs incurred by Sellers not exceed $500,000).

The APA provides for a $500,000 maximum liability to Sellers should they breach the APA and fail to close the transactions. There are customary representations and warranties regarding the assets to be sold, which survive the Closing.

The APA contains several noncompetition covenants from the Sellers: (a) for a period of one year following the closing of a Customer Contract assignment, the Sellers agree not to sell additional telecommunications circuits to the Customer in question in the United States or Canada; and (b) for a period of two years following the closing of a Customer Contract assignment, the Sellers agree not to provide substitute circuits to that Customer which would replace any of the circuits that are subject to that Customer Contract (however, this would not prohibit the sale of other circuits, subject to the terms of subparagraph (i) above. The APA also contains an agreement whereby Sellers and the Buyer each agree not to solicit employees of the other party for a period of two years, except as agreed to the contrary.

Item 9.01 Exhibits

Exhibit 10.1	Asset Purchase Agreement, dated December 31, 2009

Exhibit 99.1	Press Release, dated January 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2010

CAPITAL GROWTH SYSTEMS, INC.

By:	/S/ JIM MCDEVITT
Jim McDevitt
Chief Financial Officer

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